 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of IEC Electronics Corp.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated December 16, 2011, relating to the consolidated financial statements of IEC Electronics Corp. and Subsidiaries, appearing in IEC Electronic Corp.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

March 12, 2012